UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 5, 2022, Kala Pharmaceuticals, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that the listing of its common stock was not in compliance with Nasdaq Listing Rule 5450(b)(2)(C) (the “Minimum MVPHS Requirement”) for continued listing on the Nasdaq Global Select Market, as the market value of the Company’s publicly held shares was less than $15,000,000 for each of the previous 30 consecutive business days.

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided a period of 180 calendar days, or until June 5, 2023 (the “Compliance Date”), to regain compliance with the Minimum MVPHS Requirement. If, at any time before the Compliance Date, the Company’s MVPHS closes at $15,000,000 or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the Minimum MVPHS Requirement.

If the Company does not regain compliance with the Minimum MVPHS Requirement by the Compliance Date, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”) pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

Alternatively, if the Company does not regain compliance with the Minimum MVPHS Requirement by the Compliance Date, the Company may transfer the listing of its common stock to the Nasdaq Capital Market, provided that the Company then meets the applicable requirements for continued listing on the Nasdaq Capital Market. To effect such a transfer, the Company would also need to pay an application fee to Nasdaq and submit an online transfer application.

The Company intends to monitor the market value of its publicly held shares and may, if appropriate, consider available options to regain compliance with the Nasdaq Listing Rules, including applying to transfer to the Nasdaq Capital Market.

As previously disclosed, on July 6, 2022, the Company also received a deficiency letter from the Staff of Nasdaq notifying it that the Company was not in compliance with Nasdaq Listing Rule 5450(b)(2)(A), as the market value of its common stock was less than $50,000,000 for each of the previous 30 consecutive business days. The Staff also noted in its July 2022 letter that the Company was not in compliance with Nasdaq Listing Rule 5450(b)(1)(A), as its stockholders’ equity was less than $10,000,000 and Nasdaq Listing Rule 5450(b)(3)(A), as its total assets and total revenue for the most recently completed fiscal year or for two of the three most recently completed fiscal years were less than $50,000,000. The Company remains out of compliance with Nasdaq Listing Rule 5450(b). A company that has its primary equity security listed on the Nasdaq Global Select Market must satisfy at least one of the standards in Nasdaq Listing Rule 5450(b). If the Company is unable to cure such deficiency or otherwise regain compliance with Nasdaq Listing Rule 5450(b) by January 2, 2023, the Company’s common stock will be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: December 9, 2022	By:	/s/ Eric L. Trachtenberg
		Name:	Eric L. Trachtenberg
		Title:	General Counsel, Chief Compliance Officer & Corporate Secretary